Exhibit 99.1

CONTACTS:

Jennifer E. Katsch, CFO TII Network Technologies, Inc. (631) 789-5000	Van Negris / Lexi Terrero Van Negris & Company, Inc. (212) 759-0290

FOR IMMEDIATE RELEASE

TII NETWORK TECHNOLOGIES COMPLETES
$5 MILLION SECURED LINE OF CREDIT

COPIAGUE, NY – December 21, 2006 – TII Network Technologies, Inc. (Nasdaq: TIII), a leading provider of telecommunications network protection and management products, today announced completion of a new Secured Line of Credit with JPMorgan Chase Bank, N.A. The new facility provides for increased credit of up to $5 million for working capital and general corporate purposes and contains more favorable terms than the facility it replaces.

Kenneth A. Paladino, President and Chief Executive Officer, stated: “Securing this increased credit facility represents the achievement of another milestone in the execution of our growth strategy. This strategy includes our continuing success in developing and selling active broadband devices that enable our customers to capitalize on the explosive growth in Triple-Play services – digital telephone, broadband data and video over broadband.”

About TII Network Technologies, Inc.

TII Network Technologies, Inc., designs, produces and markets network protection and management products, including lightning and surge protection products, network interface devices (“NIDs”), DSL, VoIP and other station electronics products and a multi-service residential gateway system.

Certain statements in this Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Report, words such as “may,” “should,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “strategy” and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company’s future plans, operations, business strategies, operating results and financial position. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements. These factors include, but are not limited to: exposure to increases in the cost of the Company’s products, including increases in the cost of the Company’s petroleum-based plastic products, and the limited ability of the Company to raise the selling prices of its products; dependence for products and product components from Pacific Rim contract manufacturers, including on-time delivery that could be interrupted as a result of third party labor disputes, political factors or shipping disruptions, quality control and exposure to changes in costs and changes in the valuation of the Chinese Yuan; dependence on, and ability to retain, its “as-ordered” general supply agreements with its largest three customers and win new contracts; continued dependence on the traditional copper-based telephone operating company (“Telco”) market which has been declining over the last several years due principally to the impact of alternate technologies and competition from multi-system operators; the effect of rising interest rates on new housing starts which account for a large percentage of NID sales; the level of inventories maintained by the Company’s customers; the ability to market and sell products to new markets beyond its principal market – the copper-based Telco market; the ability to timely develop products and adapt its existing products to address technological changes, including changes in its principal market; weather and similar conditions, particularly the effect of hurricanes or typhoons on the Company’s manufacturing, assembly and warehouse facilities in Puerto Rico and the Pacific Rim; competition in the Company’s traditional Telco market and in the new markets the Company is seeking to penetrate; potential changes in customers’ spending and purchasing policies and practices; general economic and business conditions, especially as they pertain to the Telco industry; dependence on third parties for certain product development; risks inherent in new product development and sales, such as start-up delays and uncertainty of customer acceptance; the ability to attract and retain technologically qualified personnel; and the availability of financing on satisfactory terms.

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